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                                                         EXHIBIT 23

              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



    As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 31, 1997, (the Report of Independent Public Accountants) appearing on page 33 of the 1996 Annual Report to Shareholders of Southern California Edison Company (Exhibit 13 included herein) in this Annual Report on Form 10-K for the year ended December 31, 1996 of Southern California Edison Company (SCE) and to the supplemental note to the financial statements included herein and labeled "Subsequent Event." It should be noted that we have performed no audit procedures subsequent to January 31, 1997, the date of our report, except with respect to the supplemental note as to which the date is February 21, 1997. Furthermore, we have not audited any financial statements of SCE as of any date or period subsequent to December 31, 1996.

    We further consent to the incorporation by reference of the above-mentioned Report of Independent Public Accountants, incorporated by reference in this Annual Report on Form 10-K, and to the incorporation by reference of our report (the Report of Independent Public Accountants on Supplemental Schedules), appearing on page 28 of this Annual Report on Form 10-K, in the Southern California Edison Company Registration Statements which follow:

 Registration Form            File No.            Effective Date
 -----------------            --------            --------------


     Form S-3                  33-53288             November 6, 1992
     Form S-3                  33-50251             September 21, 1993
     Form S-3                  33-59001             May 15, 1995
     Form S-3                  333-00497            February 2, 1996



                                       ARTHUR ANDERSEN LLP
                                       ARTHUR ANDERSEN LLP


Los Angeles, California
March 27, 1997